THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THIS “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(NON-U.S. AND INTERNATIONAL SUBSCRIBERS)

TO:	GLOBAL LINES INC. (the “Company”), having and address at 16400 Collins Avenue, Unit 2142, Sunny Isles Beach, Florida 33160

PURCHASE OF UNITS

1.                     Subscription

1.1                   On the basis of the representations and warranties and subject to the terms and conditions set forth in this subscription agreement (this “Agreement”), the undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase units (each, a “Unit”), at a price of $0.40 per Unit (such subscription and agreement to purchase being the “Subscription”), for the aggregate subscription price as set out on page 8 of this Agreement (the “Subscription Amount”), which is tendered herewith.

1.2                   Each Unit will consist of one common share (each, a “Share”), one share purchase warrant (each, a “First Warrant”) and one-half of one share purchase warrant (each whole warrant, a “Second Warrant”). The First Warrant will entitle the Subscriber to purchase, for a period of two years from issuance, one additional Share at an exercise price of $0.50 per Share and each whole Second Warrant will entitle the Subscriber to purchase, for a period of two years from issuance, one additional Share at an exercise price of $0.60 per Share. The Units, Shares, the First Warrants, the Second Warrants, and the Shares issuable upon exercise of the First Warrants and the Second Warrants are collectively herein referred to as the “Securities”. The Securities referred to are the Securities subsequent to a 15 new for one old forward stock split of the Company’s common stock, which is expected to occur just prior to the time of issuance of the Units.

1.3                   The Company hereby agrees to sell the Units to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, the Agreement will be effective upon its acceptance by the Company.

1.4                   The Subscriber acknowledges that the Units have been offered as part of an offer by the Company of up to 700,000 Units, or such other number of securities as may be determined by the board of directors of the Company in its sole discretion.

1.5                   Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

2.                     Payment

2.1                   The Subscription Amount must accompany this Subscription or must be wired directly to the Company in accordance with wire instructions that will be provided by the Company on request. When the funds are deposited with or wired to the Company’s legal counsel, the Subscriber irrevocably authorizes such legal counsel to immediately deliver the funds to the Company upon receipt of the funds from the Subscriber. The Subscriber authorizes the Company to treat the Subscription Amount as an interest free loan until the Closing (as defined herein) and the Subscriber authorizes the Company and its legal counsel to release the Subscription Amount to the Company prior to the Closing.

3.                     Deliveries Required and Related Matters

3.1                   The Subscriber must complete, sign and return to the Company the following deliveries on or prior to the Closing (as defined herein):

(a)	the Subscription Amount, payable by bank draft, certified check or wire transfer;

(b)	an executed copy of this Agreement; and

(c)	such other supporting documentation that the Company or its legal counsel may reasonably request.

3.2                   The Company must complete, sign and return to the Subscriber on the Closing (as defined herein) an executed copy of this Agreement.

3.3                   All parties to this Agreement acknowledge and agree that Clark Wilson LLP has acted as counsel only to the Company and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Company and Clark Wilson LLP have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Company and Clark Wilson LLP that the Subscriber has sought independent legal advice or waives such advice.

4.                     Conditions and Closing

4.1                   The closing of the sale of the Units to the Subscriber (the “Closing”) shall occur on or before May 30, 2013, or on such other date as may be determined by the Company in its sole discretion (the “Closing Date”).

4.2                   On the Closing Date, the Subscriber acknowledges that the certificate representing the Shares, the First Warrants and the Second Warrants comprising Units will be available for delivery, provided that the Subscriber has satisfied the requirements of Section 3 hereof and the Company has accepted this Agreement.

5.                     Acknowledgements and Agreements of Subscriber

5.1                   The Subscriber acknowledges and agrees with the Company that:

(a)

none of the Securities have been or will be registered under the United States Securities Act of 1933, as amended, (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state, provincial and foreign securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other securities legislation;

(c)

the decision to acquire the Securities will not be based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision will be based entirely upon a review of any public information (the “Public Record”) which has been filed by the Company with the United States Securities and Exchange Commission (the “SEC”);

(d)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement, and the Subscriber agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement;

(e)

the Subscriber and the Subscriber’s advisor(s) will have a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(f)

the books and records of the Company will be available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder will be made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(g)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii) applicable resale restrictions;

(h)

the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities. The Company gives no opinion and make no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax law of the Subscriber’s acquisition or disposition of the Securities;

(i)	neither the SEC nor any securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

(j)	there is no government or other insurance covering any of the Securities; and

(k)

the Company will refuse to register the transfer of any of the Securities to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in each case in accordance with applicable laws.

6.                   Representations, Warranties and Covenants of the Subscriber

6.1                   The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing), as at the time of Closing and as of the date of the acquisition of any Securities, that:

(a)	the Subscriber is not a U.S. Person and is executing this Agreement outside of the U.S.;

(b)	the Subscriber is not resident in the U.S. or Canada;

(c)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(d)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(e)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(f)	the Subscriber has received and carefully read this Agreement;

(g)

the Subscriber is aware that an investment in the Company is speculative and involves certain risks (including those risks disclosed in the Public Record), including the possible loss of the entire investment;

(h)

the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and agrees that the Company will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Securities and the Company;

(i)

the Subscriber will be purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Securities, and the Subscriber has not subdivided his interest in the Securities with any other person;

(j)

the Subscriber (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(k)

the Subscriber is not an underwriter of, or dealer in, any of the Securities, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities or any of them;

(l)

the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(m)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase any of the Securities,

	(ii)	that any person will refund the purchase price of any of the Securities, or

	(iii)	as to the future price or value of any of the Securities;

(n)

the Subscriber understands and agrees that none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state, provincial and foreign securities laws;

(o)

the Subscriber understands and agrees that offers and sales of any of the Securities prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(p)

the Subscriber acknowledges that it has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(q)

hedging transactions involving the Securities may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable securities laws;

(r)

the Subscriber is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Securities;

(s)

the Subscriber will be purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(t)

the applicable laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Securities;

(u)	the purchase of the Securities by the Subscriber does not trigger:

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

(ii)	any continuous disclosure reporting obligation of the Company in the International Jurisdiction; and

(v)

the Subscriber will, if requested by the Company, deliver to the Company, a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (s), (t) and (u) above to the satisfaction of the Company, acting reasonably.

6.2                   In this Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Agreement includes any person in the United States.

7.                     Representations and Warranties will be Relied Upon by the Company

7.1                   The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable legislation.

8.                     Legending and Registration of Securities

8.1                   The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates or other document representing any of the Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.”

8.2                   The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to their registrar and transfer agent in order to implement the restrictions on transfer set forth and described in this Agreement.

9.                     Resale Restrictions

9.1                   The Subscriber acknowledges that the Securities are subject to resale restrictions the United States and may not be traded except as permitted by the applicable federal, state and foreign securities laws and the rules made thereunder.

10.                   Costs

10.1                 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Securities shall be borne by the Subscriber.

11.                   Governing Law

11.1                 This Agreement is governed by the laws of the State of Nevada. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the courts of the State of Nevada.

12.                   Survival

12.1                 This Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

13.                   Assignment

13.1                 This Agreement is not transferable or assignable.

14.                   Severability

14.1                 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

15.                   Entire Agreement

15.1                 Except as expressly provided in this Agreement and in the exhibits, agreements, instruments and other documents attached hereto or contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16.                   Notices

16.1                 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, including facsimile, electronic mail or other means of electronic communication capable of producing a printed copy. Notices to the Subscriber shall be directed to the address of the Subscriber set forth on page 9 of this Agreement and notices to the Company shall be directed to them at the addresses set forth on page 1 of this Agreement.

17.                   Counterparts and Electronic Means

17.1                 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth. If less than a complete copy of this Agreement is delivered to the Company prior to or at Closing, the Company and its counsels are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered prior to or at Closing unaltered.

17.2                 The Subscriber hereby authorizes the Company to correct any minor errors in, or complete any minor information missing from any part of this Agreement and any other acknowledgements, provisions, forms, certificates or documents executed by the Subscriber and delivered to the Company in connection with the Subscription.

18.                   Exhibits

18.1                 The exhibits attached hereto form part of this Agreement.

19.                   Indemnity

19.1                 The Subscriber will indemnify and hold harmless the Company and its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained in this Agreement or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

Subscriber Information	Units to be Purchased

Number of Units: 1,312,500
Bank Gutenberg AG
(Name of Subscriber)

Account Reference (if applicable): _________________________
Aggregate Subscription Price: USD 525,000
X	(the “Subscription Amount”, plus
wire fees if applicable)
(Signature of Subscriber – if the Subscriber is an Individual)

X /s/ Signed
(Signature of Authorized Signatory – if the Subscriber is not an Individual)	Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

(Name and Title of Authorized Signatory – if the Subscriber is not an
Individual)

(Name of Disclosed Principal)
(SIN, SSN, or other Tax Identification Number of the Subscriber)

(Address of Disclosed Principal)
(Subscriber’s Address, including city and Postal Code)

(Account Reference, if applicable)

(Telephone Number) (Email Address)	(SIN, SSN, or other Tax Identification Number of Disclosed
Principal)

Register the Shares and Warrants as set forth below:	Deliver the Shares and Warrants as set forth below:

(Name to Appear on Share and Warrant Certificate)	(Attention - Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Street Address, including Postal Code) (No PO Box)
(Address, including Postal Code)

(Telephone Number)

Number and kind of securities of the Company held, directly or indirectly, or over which control or direction is exercised by the
Subscriber, if any:

ACCEPTANCE

The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Private Placement Subscription Agreement as of May 29, 2013.

GLOBAL LINES INC.

Per:	/s/ Stephen Rolls
Authorized Signatory